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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                   FORM 8-A/A

                                 AMENDMENT NO. 2

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          COLLEGELINK.COM INCORPORATED
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             (Exact name of registrant as specified in its charter)


               DELAWARE                                 016-0961436
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(State of incorporation or organization)    (I.R.S. employer identification no.)


55 HAMMARLUND WAY, MIDDLETOWN, RHODE ISLAND                02842
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 (Address of principal executive offices)               (Zip code)


     If this form relates to the             If this form relates to the
     registration of a class of              registration of a class of
     securities pursuant to Section          securities pursuant to Section
     12(b) of the Exchange Act and is        12(g) of the Exchange Act and is
     effective pursuant to General           effective pursuant to General
     Instruction A.(c), check the            Instruction A.(d), check the
     following box.  [X]                     following box.  [ ]




Securities Act registration statement number to which this
form relates:         333-85079
                ----------------------
                   (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:



          Title of each class                     Name of each exchange on
          to be so registered               which each class is to be registered
          -------------------               ------------------------------------

COMMON STOCK, PAR VALUE $.001 PER SHARE           AMERICAN STOCK EXCHANGE


Securities to be registered pursuant to Section 12(g) of the Act:


                                      NONE.
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                                (Title of Class)

     The undersigned registrant hereby amends the items, exhibits and portions of its registration statement on Form 8-A (dated as of February 18, 1971) as set forth in the pages attached hereto:


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ITEM 1.  DESCRIPTION OF REGISTRANT=S SECURITIES TO BE REGISTERED.

         We have provided the information required by Item 202 of Regulation S-K under the heading "Description of Capital Stock" in our Registration Statement on Form S-1, registration no. 333-85079, as initially filed with the Securities and Exchange Commission on August 12, 1999 on Form SB-2, as amended on Form S-1 on October 21,1999, as further amended on November 26, 1999 and January 11, 2000, and as the same may be amended after the date of filing of this amendment to our registration statement on Form 8-A. We incorporate that information by reference in this amendment to our registration statement on Form 8-A.

ITEM 2.  EXHIBITS.

       *3.1    Amended and Restated Certificate of Incorporation of
               CollegeLink.com Incorporated.
       *3.2    By-Laws of CollegeLink.com Incorporated.
        4.1    Specimen certificate of Common Stock, par value $.001 per share


* Incorporated by reference to the corresponding Exhibit to our Registration Statement on Form S-1, registration no. 333-85079, as initially filed with the Securities and Exchange Commission on August 12, 1999 on Form SB-2, as amended on Form S-1 on October 21, 1999, as further amended on November 26, 1999 and January 11, 2000 and as may be amended after the date of filing of this amendment to our registration statement on Form 8-A.



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        COLLEGELINK.COM  INCORPORATED


Dated: January 20, 2000                 By: /s/ Edward F. Hayes
                                            -----------------------------------
                                            Edward F. Hayes
                                            Vice President, Finance




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